Exhibit 99.1

HEALTH & NUTRITION SYSTEMS REPORTS THIRD QUARTER RESULTS

FOR IMMEDIATE RELEASE:

West Palm Beach, FL, November 16, 2004 - Health & Nutrition Systems International Inc. (OTC Bulletin Board: HNNSQ - News) today announced the results of operations for the three and nine month periods ended September 30, 2004.

HNS reported a profit of $185,899 for the three months ended September 30, 2004, or $.05 per share, compared to net profit of $183,835 in the same period of 2003, which represented a net profit of $.05 per share. The net loss for the nine months ending September 30, 2004 was ($773,788), which represented a net loss of ($.20), compared to a net profit of $344,479 and a $.09 per share for the corresponding period in 2003.

Revenues for the three months ended September 30, 2004 were $2,370,380, compared to $1,867,887 for the same period in 2003, an increase of $502,493. Operating expenses were $1,236,849 for the three months ended September 30, 2004, compared to $1,181,034 for the same period in 2003, an increase of $55,815. Advertising expenses increased $32,026 while general and administrative expenses increased by $19,343, compared to the same period in 2003. Gross profit for the three months ended September 30, 2004 was $1,429,216, or 60% of revenue, compared to $1,100,512, or 59% of revenue, for the same period in 2003. Revenues for the nine months ended September 30, 2004 were $5,249,928, compared to $4,369,984 for the same period in 2003, an increase of $879,944. Operating expenses were $3,717,867 for the nine months ended September 30, 2004, compared to $2,498,217 for the same period in 2003, an increase of $1,219,650. Advertising expenses increased $697,470, while general and administrative expenses increased $517,008, as compared to the same period in 2003. Gross profit for the nine months ended September 30, 2004 was $2,968,651 or 57% of revenue, compared to $2,597,907, or 59% of revenue, for the same period in 2003.

Operating expenses rose significantly as a percentage of sales, to 71%, increasing by $1,219,650 as compared to the corresponding period last year. The higher costs of doing business, as reflected in this rise in operating expenses, was the major factor contributing to the Company’s net loss for the nine-month period. This trend abated somewhat in the three-month period ending September 30, 2004 period. Industry trends, however, as well as a longer term trend reflecting deteriorating operating performance, spurred the HNS Board of Directors to file for bankruptcy protection under Chapter 11 of the federal bankruptcy laws on October 15, 2004. The Company is currently operating as debtor in possession.

HNS develops and markets weight management products in over 25,000 health, food and drug store locations. The Company's products can be found in CVS, GNC, Rite Aid, Vitamin Shoppe, Vitamin World, Walgreens, Eckerd and Wal-Mart. The Company's HNS Direct division distributes to independent health food stores, gyms and pharmacies. For more information, visit: http://www.hnsglobal.com.

This news release contains forward-looking statements. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors and risks include, among others, the risk that the Company’s plan will not be confirmed or the contemplated sale will not take place, and the availability and deployment of capital or suitable merger candidates. The risks and uncertainties related to our business are stated in more detail in the Company's annual report on Form 10-KSB. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward-looking statements.

For more information,

Contact at the Company:

Mona Lalla, Director of Operations

Telephone: (561) 863-8446

Email: lallam@hnsglobal.com

Source: Health & Nutrition Systems International Inc.